UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2024

Altair International Corp.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-190235 (Commission File Number)	99-0385465 (IRS Employer Identification No.)

322 North Shore Drive Building 1B, Suite 200 Pittsburgh, PA (Address of principal executive offices)	15212 (Zip Code)

Registrant’s telephone number, including area code: (412) 770-3140

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ATAO	OTCQB

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2024, the registrant ("Altair") entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Premier Air Charter, Inc. (“Premier”), Premier Air Charter Merger Sub, Inc. (“Merger Sub”), and TIPP Aviation, LLC, the sole shareholder of Premier. Under the terms of the Merger Agreement, Altair will exchange 85% of its shares of common stock (not to exceed 270,000,000 shares) for all issued and outstanding shares of Premier common stock and Merger Sub will be merged into Premier (the “Merger”). The officers and directors of Premier will be the officers and directors of Altair following the Merger. Altair will not transfer any of its liabilities at the closing of the Merger. The closing of the Merger is subject to a number of pre-conditions, including Premier providing two years of audited financial statements by a PCAOB registered accounting firm.

The foregoing description of the Merger Agreements does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Agreement and Plan of Merger dated February 16, 2024 among Altair International Corp., Premier Air Charter, Inc., Premier Air Charter Merger Sub, Inc. and TIPP Aviation, LLC

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 21, 2024	ALTAIR INTERNATIONAL CORP.

By:	/s/ Leonard Lovallo
Leonard Lovallo
President and CEO